Exhibit 99.1

Second Quarter News Release and Statistical Supplement (Unaudited)

July 29, 2008

INVESTOR RELATIONS CONTACTS:	Neal Fuller, 206-473-5020

MEDIA RELATIONS CONTACT:	Paul Hollie, 206-473-5745

SAFECO REPORTS SECOND QUARTER EARNINGS

SEATTLE—(July 29, 2008)—

Second-Quarter Highlights

•	Auto profit nearly doubles compared with same quarter last year

•	Record Surety profit

•	Book value increased 1.5 percent during the quarter to $37.64 per share

•	Safeco and Liberty Mutual report transaction on schedule to close by end of third quarter

Summary Financial Results, after tax (In millions except per-share data)	3 Months Ended June 30		6 Months Ended June 30
	2008	2007	2008	2007
Net Income	$149.5	$186.4	$291.3	$368.9
Net Realized Investment (Gains) Losses	$(10.7)	$(11.4)	$(4.6)	$(19.3)
Merger Related Cost, Net of Taxes	$5.8	$—	$5.8	$—
*Operating Earnings	$144.6	$175.0	$292.5	$349.6

Net Income Per Diluted Share of Common Stock	$1.65	$1.75	$3.23	$3.46
Weighted Average Shares Outstanding (Diluted)	90.5	106.3	90.3	106.5

*	Operating Earnings is Net Income excluding Net Realized Investment Gains and Losses and merger related costs. Measures used in this news release that are not based on U.S. generally accepted accounting principles (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/irsupplements.

Safeco (NYSE: SAF) today reported net income for second-quarter 2008 of $149.5 million, or $1.65 per diluted share. This compares with net income of $186.4 million, or $1.75 per diluted share, for the same quarter last year.

Operating earnings – which exclude the impact of after-tax net realized investment gains and losses and merger related costs – were $144.6 million for the quarter, compared with $175.0 million in the same prior year quarter. Operating earnings per diluted share of $1.60 were down 3.0 percent from $1.65 in the second quarter of 2007. After-tax net realized investment gains for the quarter were $10.7 million, compared with net realized investment gains of $11.4 million in the same period of 2007. The gain on sales of investment securities was offset by impairment charges of $40.4 million primarily related to write-downs on securities impacted by continuing volatility in the equity markets.

“Safeco’s strong performance shows the fundamental value of our portfolio of business lines,” said Paula Rosput Reynolds, Safeco chairman, president and chief executive officer. “We made a commitment to continue to deliver top tier returns to shareholders in 2008 even though we expected a weak underwriting cycle and a sluggish economy.” She added, “While others might have taken a breather after announcing a transaction, we continued to introduce new products and greater efficiencies to the business.”

Safeco’s overall property and casualty (P&C) combined ratio was 94.0% for the quarter versus 89.7 in the same quarter last year. (Combined ratio is the percentage of each premium dollar spent on claims and expenses.)

Pretax catastrophe losses for the second quarter were $66.9 million, compared with $6.7 million a year ago. Results in 2007 were affected by very light weather impact during the second quarter. This year’s second quarter catastrophe losses added 4.8 points to the combined ratio.

Safeco’s annualized return on equity (ROE) for the second quarter was 17.8 percent. Annualized operating ROE – measured using operating earnings and excluding unrealized gains or losses on bonds – was 17.2 percent for the quarter. On June 30, 2008, Safeco’s book value per share was $37.64, an increase of 1.5 percent over the prior quarter.

Net written premiums were $1.43 billion for the second quarter, a 2.5 percent decrease from the year-ago period. Net earned premiums were $1.38 billion for the quarter, a 1.3 percent decrease compared with the prior year.

P&C pretax net investment income for the quarter was $109.5 million, a decrease of 8.8 percent compared with the same period last year. P&C after-tax net investment income was $89.2 million, a decrease of 6.6 percent compared with year-ago levels. The decrease in net investment income was a result of an overall lower invested asset base due to the sale of securities to fund a July 2007 debt maturity and redemption, share repurchases and the special dividend paid by our insurance subsidiaries to Safeco Corporation during 2007.

Safeco Personal Insurance

Safeco Auto reported a quarterly pretax underwriting profit of $33.6 million, compared with $17.3 million in the same period last year. Auto’s combined ratio was 94.5 in the quarter, compared with 97.4 a year ago and 99.7 in the previous quarter.

Auto net written premiums declined 7.1 percent in the quarter compared with second-quarter 2007. Policies in force (PIF) decreased 6.8 percent in the second quarter from year-ago levels. Preferred Auto policies were down 1.9 percent.

Renewal retention was 78.6 percent, down 1.5 points from a year ago due to specific rate action in several states.

“Our disciplined approach to underwriting and pricing is positively impacting the combined ratio,” said Mike Hughes, Safeco executive vice president of Insurance Operations. “The combination of working across all disciplines – underwriting, multi-variate modeling, agency management, and claims—is delivering the desired result. We are now much better positioned for future growth.”

Safeco Property, which includes homeowners, landlord protection and related coverages, produced a quarterly pretax underwriting loss of $1.6 million, compared with $37.1 million underwriting profit in the same period a year ago. Property’s combined ratio was 100.6 in this quarter, compared with 84.0 in the same quarter of 2007. The second-quarter 2008 results included $35.7 million in pretax catastrophe losses (adding 14 points to the combined ratio) compared with $9.9 million a year ago (which added 4 points to the combined ratio). These losses stem primarily from storms in the Midwest in the second quarter of 2008; whereas the second quarter of 2007 had unusually low storm activity.

Property net written premiums increased 9.8 percent in the quarter compared with a year ago, and PIF was up 7.2 percent from prior-year levels.

Homeowners retention increased to 86.4 percent from 85.4 percent.

Safeco Business Insurance

Safeco Business Insurance (SBI) reported a pretax underwriting loss of $0.6 million in the second quarter, compared with $51.9 million profit for the same period in 2007. The second-quarter combined ratio was 100.2, compared with 86.6 a year ago.

SBI Regular – Safeco’s core commercial line serving small- to mid-sized businesses – reported a pretax underwriting loss of $0.8 million in the quarter, compared with $31.8 million underwriting profit for the same period last year. The SBI Regular combined ratio was 100.2 in the second quarter, compared with 90.2 in the same period last year. Second-quarter results included $15.2 million in pretax catastrophe losses (adding 5.3 points to the combined ratio), compared with $0.5 million (which added 0.2 points to the combined ratio) in the prior-year period. SBI Regular net written premiums during the second quarter were down 7.3 percent compared with the same period last year. SBI Regular PIF was down 1.6 percent compared with year-ago levels. The retention rate of existing customers was down 2.3 points.

“We continue to stay disciplined and are at the point in the cycle where we will sacrifice growth to maintain our profitability targets. Catastrophes and weather did materially impact SBI profitability in the quarter, so we do not expect lower combined ratios in the months ahead based on historic catastrophe and weather activity,” said Hughes.

Safeco’s Special Accounts Facility, which writes selected large-commercial accounts and four specialty commercial programs, reported a pretax underwriting profit of $0.2 million in the quarter. This compares with a $20.1 million pretax underwriting profit in last year’s second quarter. Special Accounts Facility’s combined ratio was 99.7 in the period, compared with 69.5 last year. This line was impacted by 9 points of catastrophe losses.

The Special Accounts Facility reported net written premium of $55.6 million which was down 13.5 percent compared to the second quarter of last year due to competitive pricing conditions.

Surety

Safeco Surety reported a pretax underwriting profit of $54.7 million in the quarter, compared with $37.3 million for the same period in 2007. Surety’s combined ratio was 44.9 for the second quarter, compared with 56.4 a year ago. Favorable prior-year reserve development was $23.0 million in the second quarter of 2008 compared with favorable prior-year reserve development of $6.6 million in the second quarter of 2007. This result comes as a result of lower-than-expected claims activity. Second-quarter net written premiums grew 13.4 percent compared with the same period last year.

“In each of our product groups and all of our regions across the country, Safeco Surety is operating at optimal performance levels,” said Tim Mikolajewski, senior vice president of Safeco Surety. “Our model is all about stability, which extends through everything including our experienced employees to our strategy of working with contractors on what has been a steady flow of public works projects. It’s also a testament to our long term commitment to our high credit quality commercial surety customers.”

P&C Other

P&C Other, which includes results from operations that Safeco has exited or placed in runoff, had a pretax underwriting loss of $7.9 million in the second quarter, compared with a pretax underwriting loss of $5.2 million in the same quarter of 2007.

Liberty Mutual-Safeco Acquisition

On April 23, 2008, Safeco Corporation and Liberty Mutual Group (“Liberty Mutual”) announced that they have entered into a definitive agreement pursuant to which Liberty Mutual will acquire all outstanding shares of common stock of Safeco for $68.25 per share in cash.

The proposed transaction, which is valued at approximately $6.2 billion, has been approved by the Boards of Directors of both companies. It is subject to approval by Safeco’s shareholders as well as the customary regulatory approvals and conditions. The transaction is expected to close by the end of the third quarter of 2008 and is not subject to financing contingencies. On July 13, 2008, Liberty Mutual reaffirmed its commitment to consummate the transaction and on July 14, 2008, Safeco reported that ISS had issued a recommendation for approval. The special meeting of shareholders to consider the transaction is scheduled for July 29, 2008.

Additional Financial Information Available

Safeco uses both GAAP and non-GAAP financial measures to track the performance of its operations. The definition of each non-GAAP measure and reconciliation to the most directly comparable GAAP measure are included in Safeco’s Form 8-K that will be furnished to the U.S. Securities and Exchange Commission today.

The Form 8-K will include this news release and Safeco’s summary financial results, consolidated statements of income and balance sheets in the company’s second-quarter financial supplement.

Safeco’s second-quarter press release, financial supplement and Form 8-K are available online at http://www.safeco.com/irsupplements.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners and owners of small- and mid-sized businesses principally through a national network of independent agents and brokers. Safeco is also one of the nation’s leaders in the sale and service of surety bonds.

More information about Safeco can be found at www.safeco.com.

###

FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this press release is subject to risk and uncertainty. Information contained in this press release that relates to Safeco’s anticipated financial performance, business prospects and plans, and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this press release, including changes in general economic and business conditions in the insurance industry, and changes in our business strategies. Additional information on factors that may impact these forward-looking statements can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the “Risk Factors” sections in our Annual Report on Form 10-K and our most recent quarterly report on Form 10-Q, as applicable. And the “Forward-Looking Information” section in our proxy statement filed with the Securities and Exchange Commission on June 25, 2008. The information contained in this press release is as of the date indicated. We assume no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments.

We may discuss various non-GAAP measures. Please refer to our press release, our 8-K filing, or our website for the most directly comparable GAAP measures together with our reconciliation of the two.

Financial Supplement

Second Quarter, 2008

This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the Securities and Exchange Commission in the Company's quarterly 10-Q and annual 10-K filings.

Neal Fuller

Senior Vice President – Finance & Treasurer

206-545-5537

neaful@safeco.com

Safeco Corporation – July 29, 2008 – Page SS-1

Financial Measures Used by Safeco

(Amounts are in millions, except ratio and per share information.)

How We Report Our Results

Property & Casualty (P&C) businesses include the following segments:

Safeco Personal Insurance (SPI)

Auto

Property

Specialty

Safeco Business Insurance (SBI)

SBI Regular

SBI Special Accounts Facility

Surety

P&C Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior-period amounts to conform to the current-period presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues of our operations. It excludes net realized investment gains and losses, which can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
Total Revenues	$1,518.0	$1,554.8	$3,019.6	$3,076.0
Net Realized Investment Gains	(16.5)	(17.4)	(10.0)	(29.8)

Operating Revenues	$1,501.5	$1,537.4	$3,009.6	$3,046.2

Safeco Corporation – July 29, 2008 – Page SS-2

Operating Earnings and Operating Earnings per Share

Operating Earnings is a non-GAAP financial measure that we use to assess the profitability of our operations. In the determination of Operating Earnings, we exclude net realized investment gains and losses and merger related costs from Net Income. Net realized investment gains and losses can fluctuate significantly and distort a comparison between periods. The following table reconciles Operating Earnings to Net Income, the most directly comparable GAAP measure.

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
Net Income	$149.5	$186.4	$291.3	$368.9
Net Realized Investment Gains, Net of Taxes	(10.7)	(11.4)	(4.6)	(19.3)
Merger Related Costs, Net of Taxes	5.8	—	5.8	—

Operating Earnings	$144.6	$175.0	$292.5	$349.6

Operating Earnings Per Share	$1.60	$1.65	$3.24	$3.28

Weighted Average Shares Outstanding—Diluted	90.5	106.3	90.3	106.5

Operating Return on Equity

Operating Return on Equity (see calculation below) is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings for the most recent quarter by the average shareholders’ equity for the quarter using an average equity at the beginning of the year and at the end of each quarter, excluding from equity after-tax unrealized investment gains and losses on fixed maturities. This ratio provides management with an additional measure to evaluate our results excluding the unrealized changes in the valuation of our fixed maturities portfolio, which can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
Net Income	$149.5	$186.4	$291.3	$368.9
Average Shareholders’ Equity	3,358.6	4,049.6	3,369.9	4,009.0
Return on Equity Based on Annualized Net Income	17.8%	18.4%	17.3%	18.4%

Operating Earnings	$144.6	$175.0	$292.5	$349.6

Average Shareholders’ Equity	3,358.6	4,049.6	3,369.9	4,009.0
Unrealized Fixed Maturities Investment (Gains) Losses, Net of Taxes	7.4	(88.1)	(27.3)	(105.8)

Adjusted Average Shareholders’ Equity	3,366.0	3,961.5	3,342.6	3,903.2
Operating Return on Equity—Annualized	17.2%	17.7%	17.5%	17.9%

Safeco Corporation – July 29, 2008 – Page SS-3

Net Written Premiums

Net written premiums are a non-GAAP measure representing the amount of premium charged for policies issued with effective dates during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. We view net written premiums as a measure of business production for the period under review and as a leading indicator of net earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
Net Earned Premiums	$1,375.7	$1,394.0	$2,758.2	$2,761.0
Change in Unearned Premiums	52.6	71.5	31.0	94.5

Net Written Premiums	$1,428.3	$1,465.5	$2,789.2	$2,855.5

Underwriting Profit and Combined Ratios

Underwriting profit is our net earned premiums less our losses from claims, loss adjustment expenses and underwriting expenses on a pretax basis. We view underwriting profit as a critical measure to assess the underwriting effectiveness of our operations and to evaluate the results of our business units. Our investment portfolio is managed separately from our underwriting activities and, therefore, net investment income and net realized investment gains and losses are discussed separately. The following table reconciles underwriting profit to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard industry measure of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
Income before Income Taxes	$192.0	$259.0	$382.3	$512.6
Net Realized Investment Gains	(16.5)	(17.4)	(10.0)	(29.8)
Corporate Results before Income Taxes	4.1	20.7	8.3	39.6
Property & Casualty Net Investment Income	(109.5)	(120.1)	(218.7)	(241.2)
Restructuring and Asset Impairment Charges	3.2	1.5	7.8	1.8
Merger Related Costs, before Income Taxes	8.9	—	8.9	—

Underwriting Profit	$82.2	$143.7	$178.6	$283.0

Safeco Corporation – July 29, 2008 – Page SS-4

Other Information in this Supplement

In 2007, catastrophes were events resulting in losses greater than $0.5 involving multiple claims and policyholders. Beginning in 2008, catastrophes are events resulting in losses greater than $1.0 involving multiple claims and policyholders. All quarters presented have been adjusted to reflect this new threshold for consistency. The change to prior quarters is presented for information only and has no impact on assets, shareholders’ equity, total revenue or operating revenues, net income, or net cash flows from operations.

Certain other reclassifications have been made to the prior-period amounts to conform to the current-period presentation. We reclassified $15.2 from Other Operating Expenses to Other Revenues and Service Fee Income for the three months ended June 30, 2007 and $29.8 for the six months ended June 30, 2007. These reclassifications did not affect assets, shareholders’ equity, underwriting results, net income or net cash flows from operations and had an immaterial effect on total revenues and operating revenues.

Prior to the fourth quarter of 2007, the calculation for average equity was a simple average of the beginning and ending balances for the quarter. Beginning in the fourth quarter of 2007, the average equity is the average of the equity at the beginning of the year and at the end of each quarter. The change has no impact on assets, shareholders’ equity, total revenue or operating revenues, net income, or net cash flows from operations.

NM = Not Meaningful

Safeco Corporation – July 29, 2008 – Page SS-5

Safeco Corporation

Key Metrics

(In millions, except per share data)

	2ND QTR 2008	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	YTD 2008	YTD 2007	Change
Net Income	$149.5	$141.8	$144.5	$194.4	$186.4	$291.3	$368.9	-21%
Net Income Per Share	1.65	1.57	1.56	1.93	1.75	$3.23	3.46	-7%
Net Income Return on Equity annualized	17.8%	16.9%	16.3%	20.2%	18.4%	17.3%	18.4%	-1.1
Net Realized Investment Gains (Losses), after tax	$10.7	$(6.1)	$4.4	$91.6	$11.4	$4.6	19.3	-76%
Operating Earnings, after tax	144.6	147.9	140.1	152.6	175.0	$292.5	349.6	-16%
Operating Earnings Per Share	1.60	1.64	1.51	1.51	1.65	$3.24	3.28	-1%
Operating Return on Equity (Pre-FAS 115) annualized	17.2%	17.9%	16.2%	16.1%	17.7%	17.5%	17.9%	-0.4
Operating Return on Equity annualized	17.2%	17.6%	15.8%	15.8%	17.3%	17.4%	17.4%	0.0
Operating Revenues	$1,501.5	$1,508.1	$1,531.6	$1,542.0	$1,537.4	$3,009.6	$3,046.2	-1%
% Chg Prior Year Same Qtr	-2.3%	0.0%	1.0%	1.8%	-0.2%
Property & Casualty
Combined Ratio	94.0%	93.0%	93.6%	92.5%	89.7%	93.5%	89.8%	3.7
Impact of Catastrophes	4.8%	1.6%	3.3%	2.6%	0.5%	3.2%	0.2%	3.0
Net Earned Premiums	$1,375.7	$1,382.5	$1,404.0	$1,411.0	$1,394.0	$2,758.2	$2,761.0	0%
% Chg Prior Year Same Qtr	-1.3%	1.1%	1.1%	2.0%	-1.5%
Net Written Premiums	$1,428.3	$1,360.9	$1,336.8	$1,447.5	$1,465.5	$2,789.2	$2,855.5	-2%
% Chg Prior Year Same Qtr	-2.5%	-2.1%	-0.1%	1.5%	0.4%
Book Value Per Share	$37.64	$37.09	$37.81	$38.32	$38.59	$37.64	$38.59	-2%
% Chg Prior Year Same Qtr	-2.5%	-3.6%	1.4%	3.6%	13.8%
Book Value Per Share (Pre-FAS 115)	$37.92	$36.98	$36.73	$37.48	$38.24	$37.92	$38.24	-1%
% Chg Prior Year Same Qtr	-0.8%	-0.5%	2.2%	4.6%	12.9%

Safeco Corporation – July 29, 2008 – Page SS-6

Safeco Corporation

Consolidated Statements of Income

(In millions, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
REVENUES
Net Earned Premiums	$1,375.7	$1,394.0	$2,758.2	$2,761.0
Net Investment Income	112.2	128.2	223.8	255.4
Net Realized Investment Gains	16.5	17.4	10.0	29.8
Other Revenues and Service Fee Income	13.6	15.2	27.6	29.8

Total Revenues	1,518.0	1,554.8	3,019.6	3,076.0

EXPENSES
Losses and Loss Adjustment Expenses	899.1	858.0	1,795.4	1,706.2
Amortization of Deferred Policy Acquisition Costs	241.2	231.3	483.4	467.5
Other Underwriting and Operating Expenses	175.8	183.0	336.9	341.7
Interest Expense	6.7	22.0	13.8	46.2
Restructuring and Asset Impairment Charges	3.2	1.5	7.8	1.8

Total Expenses	1,326.0	1,295.8	2,637.3	2,563.4

Income before Income Taxes	192.0	259.0	382.3	512.6

Provision for Income Taxes on:
Income before Net Realized Investment Gains	36.7	66.6	85.6	133.2
Net Realized Investment Gains	5.8	6.0	5.4	10.5

Total Provision for Income Taxes	42.5	72.6	91.0	143.7

Net Income	$149.5	$186.4	$291.3	$368.9

INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock—Diluted	$1.65	$1.75	$3.23	$3.46

Net Income Per Share of Common Stock—Basic	$1.66	$1.76	$3.24	$3.49

Dividends Declared per Share	$0.40	$0.40	$0.80	$0.70

Average Number of Common Shares Outstanding During the Period:
Diluted	90.5	106.3	90.3	106.5
Basic	89.9	105.8	89.8	105.7

Safeco Corporation – July 29, 2008 – Page SS-7

Safeco Corporation

Consolidated Balance Sheets

(In millions)

	June 30 2008	December 31 2007
	(Unaudited)
ASSETS
Investments
Available-for-Sale Securities:
Fixed Maturities, at Fair Value
(Cost or amortized cost: $7,446.4; $7,615.2)	$7,407.5	$7,763.9
Marketable Equity Securities, at Fair Value
(Cost: $1,108.1; $993.2)	1,345.9	1,402.6
Other Invested Assets	53.2	48.6
Short Term Investments	12.5	—

Total Investments [1]	8,819.1	9,215.1
Cash and Cash Equivalents	544.3	532.0
Accrued Investment Income	108.3	108.4
Premiums and Service Fees Receivable	1,099.3	1,074.7
Deferred Policy Acquisition Costs	428.8	415.7
Reinsurance Recoverables	452.3	461.9
Property and Equipment for Company Use (At cost less accumulated depreciation: $212.1; $204.6)	210.5	214.8
Current Income Taxes Recoverable	9.2	32.3
Net Deferred Income Tax Assets	296.7	157.9
Other Assets	96.1	96.6
Securities Lending Collateral	284.2	331.0

Total Assets	$12,348.8	$12,640.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Loss and Loss Adjustment Expense Reserves	$5,166.1	$5,185.0
Unearned Premiums	2,271.7	2,240.9
Debt [2]	504.0	704.0
Other Liabilities	712.1	765.4
Securities Lending Payable	284.2	331.0

Total Liabilities	8,938.1	9,226.3

Commitments and Contingencies	—	—
Restricted Stock Rights	25.8	21.5
Preferred Stock, No Par Value
Shares Authorized: 10.0
Shares Issued and Outstanding: None	—	—
Common Stock, No Par Value
Shares Authorized: 300.0
Shares Reserved for Stock Awards: 4.1; 4.3
Shares Issued and Outstanding: 89.9; 89.7	11.5	—
Retained Earnings	3,242.6	3,025.3
Accumulated Other Comprehensive Income, Net of Taxes	130.8	367.3

Total Shareholders’ Equity	3,384.9	3,392.6

Total Liabilities and Shareholders’ Equity	$12,348.8	$12,640.4

[1]	See Investment Portfolio (SS-18) for more detail.
[2]	See Capitalization (SS-19) for more detail.

Safeco Corporation – July 29, 2008 – Page SS-8

Safeco Corporation

Income Summary

(In millions)

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Income Before Income Taxes
Property & Casualty
Underwriting Profit	$82.2	$143.7	$178.6	$283.0
Net Investment Income	109.5	120.1	218.7	241.2
Restructuring and Asset Impairment Charges	(3.2)	(1.5)	(7.8)	(1.8)

Total Property & Casualty	188.5	262.3	389.5	522.4
Corporate	(4.1)	(20.7)	(8.3)	(39.6)

Total	184.4	241.6	381.2	482.8
Net Realized Investment Gains	16.5	17.4	10.0	29.8
Merger Related Costs	(8.9)	—	(8.9)	—

Total Income Before Income Taxes	$192.0	$259.0	$382.3	$512.6

Total Provision for Income Taxes	$42.5	$72.6	$91.0	$143.7

After-Tax Income
Property & Casualty
Underwriting Profit	$59.7	$93.3	$124.7	$187.0
Net Investment Income	89.2	95.5	178.9	191.3
Restructuring and Asset Impairment Charges	(2.1)	(0.9)	(5.1)	(1.1)

Total Property & Casualty	146.8	187.9	298.5	377.2
Corporate	(2.2)	(12.9)	(6.0)	(27.6)

Total	144.6	175.0	292.5	349.6
Net Realized Investment Gains	10.7	11.4	4.6	19.3
Merger Related Costs	(5.8)	—	(5.8)	—

Net Income	$149.5	$186.4	$291.3	$368.9

Safeco Corporation – July 29, 2008 – Page SS-9

Safeco Property & Casualty

Underwriting Profit (Loss) and Combined Ratios

(In millions, except ratios)

	2ND QTR 2008	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	YTD 2008	YTD 2007
Net U/W Profit (Loss)

Safeco Personal Insurance
Auto	$33.6	$3.1	$(19.0)	$16.3	$17.3	$36.7	$34.5
Property	(1.6)	11.4	24.4	19.8	37.1	9.8	81.9
Specialty	4.0	8.0	8.0	(4.3)	5.3	12.0	14.0

Total SPI	36.0	22.5	13.4	31.8	59.7	58.5	130.4

Safeco Business Insurance
SBI Regular	(0.8)	15.3	26.1	38.1	31.8	14.5	67.6
SBI Special Accounts Facility	0.2	9.7	12.4	12.9	20.1	9.9	33.2

Total SBI	(0.6)	25.0	38.5	51.0	51.9	24.4	100.8

Surety	54.7	40.2	34.7	40.2	37.3	94.9	73.1
P&C Other	(7.9)	8.7	3.7	(16.5)	(5.2)	0.8	(21.3)

Total Property & Casualty	$82.2	$96.4	$90.3	$106.5	$143.7	$178.6	$283.0

Net Combined Ratios (GAAP)

Safeco Personal Insurance
Auto	94.5%	99.5%	102.9%	97.5%	97.4%	97.0%	97.4%
Property	100.6	95.3	90.0	91.7	84.0	98.0	82.2
Specialty	87.0	73.1	73.4	114.4	81.6	80.1	74.9
Total SPI	96.0	97.5	98.5	96.6	93.5	96.7	92.8

Safeco Business Insurance
SBI Regular	100.2	95.3	92.1	88.5	90.2	97.8	89.4
SBI Special Accounts Facility	99.7	84.3	80.6	80.6	69.5	91.8	74.7
Total SBI	100.2	93.5	90.2	87.2	86.6	96.8	86.9

Surety	44.9	58.7	62.8	55.5	56.4	51.7	56.8
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	94.0%	93.0%	93.6%	92.5%	89.7%	93.5%	89.8%

Safeco Corporation – July 29, 2008 – Page SS-10

Safeco Property & Casualty

Net Written Premiums

(In millions)

	2ND QTR 2008	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	YTD 2008	YTD 2007
Net Written Premiums
Safeco Personal Insurance
Auto	$598.0	$627.5	$614.6	$655.0	$643.4	$1,225.5	$1,312.1
Property	284.5	221.7	235.9	271.9	259.2	506.2	464.6
Specialty	39.9	28.9	25.2	31.9	36.6	68.8	63.1

Total SPI	922.4	878.1	875.7	958.8	939.2	1,800.5	1,839.8

Safeco Business Insurance
SBI Regular	328.6	323.9	310.9	329.7	354.4	652.5	683.5
SBI Special Accounts Facility	55.6	56.2	60.2	60.5	64.3	111.8	128.9

Total SBI	384.2	380.1	371.1	390.2	418.7	764.3	812.4

Surety	121.2	103.2	89.6	98.9	106.9	224.4	199.6
P&C Other	0.5	(0.5)	0.4	(0.4)	0.7	—	3.7

Total Property & Casualty	$1,428.3	$1,360.9	$1,336.8	$1,447.5	$1,465.5	$2,789.2	$2,855.5

	Percent Change Over Prior Year Same Quarter					Percentage Change YTD
Net Written Premiums (Percent Change)
Safeco Personal Insurance
Auto	-7.1%	-6.2%	-4.1%	-3.1%	-2.9%	-6.6%	-3.6%
Property	9.8	7.9	4.9	5.1	4.4	9.0	5.4
Specialty	9.0	9.1	7.7	7.4	8.9	9.0	9.7
Total SPI	-1.8	-2.5	-1.5	-0.5	-0.5	-2.1	-1.1

Safeco Business Insurance
SBI Regular	-7.3	-1.6	2.9	6.9	4.9	-4.5	4.8
SBI Special Accounts Facility	-13.5	-13.0	-10.4	-8.1	1.1	-13.3	-4.2
Total SBI	-8.2	-3.5	0.5	4.2	4.3	-5.9	3.3
Surety	13.4	11.3	14.0	16.4	26.5	12.4	22.7
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	-2.5%	-2.1%	-0.1%	1.5%	0.4%	-2.3%	-0.8%

Safeco Corporation – July 29, 2008 – Page SS-11

Safeco Property & Casualty

Net Earned Premiums

(In millions)

	2ND QTR 2008	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	YTD 2008	YTD 2007
Net Earned Premiums
Safeco Personal Insurance
Auto	$615.0	$625.0	$643.3	$653.8	$657.0	$1,240.0	$1,307.7
Property	248.6	243.1	243.4	239.4	232.8	491.7	459.5
Specialty	30.9	29.7	30.0	30.0	28.7	60.6	55.9

Total SPI	894.5	897.8	916.7	923.2	918.5	1,792.3	1,823.1

Safeco Business Insurance
SBI Regular	322.3	324.5	330.6	331.0	322.4	646.8	636.2
SBI Special Accounts Facility	58.9	61.4	63.3	66.7	66.0	120.3	131.3

Total SBI	381.2	385.9	393.9	397.7	388.4	767.1	767.5

Surety	99.3	97.3	93.3	90.2	85.8	196.6	169.4
P&C Other	0.7	1.5	0.1	(0.1)	1.3	2.2	1.0

Total Property & Casualty	$1,375.7	$1,382.5	$1,404.0	$1,411.0	$1,394.0	$2,758.2	$2,761.0

	Percent Change Over Prior Year Same Quarter					Percentage Change YTD
Net Earned Premiums (Percent Change)
Safeco Personal Insurance
Auto	-6.4%	-3.9%	-3.6%	-3.3%	-3.9%	-5.2%	-4.5%
Property	6.8	7.2	5.5	4.8	2.6	7.0	2.2
Specialty	7.7	9.2	9.1	10.3	10.8	8.4	10.3
Total SPI	-2.6	-0.8	-1.0	-0.9	-1.9	-1.7	-2.5

Safeco Business Insurance
SBI Regular	—	3.4	4.7	6.7	3.9	1.7	2.7
SBI Special Accounts Facility	-10.8	-6.0	-3.4	5.2	-1.8	-8.4	-3.0
Total SBI	-1.9	1.8	3.3	6.5	2.9	-0.1	1.7

Surety	15.7	16.4	17.1	19.6	21.5	16.1	19.0
P&C Other	NM	NM	NM	NM	NM	NM	NM

Total Property & Casualty	-1.3%	1.1%	1.1%	2.0%	-1.5%	-0.1%	-2.7%

Safeco Corporation – July 29, 2008 – Page SS-12

Safeco Property & Casualty

Safeco Personal Insurance (SPI)

(In millions)

	2ND QTR 2008	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	YTD 2008	YTD 2007
AUTO

Underwriting Profit (Loss)	$33.6	$3.1	$(19.0)	$16.3	$17.3	$36.7	$34.5

Loss and LAE Ratio	69.3%	74.9%	78.1%	73.9%	73.9%	72.1%	73.8%
Expense Ratio	25.2	24.6	24.8	23.6	23.5	24.9	23.6

Combined Ratio	94.5%	99.5%	102.9%	97.5%	97.4%	97.0%	97.4%

Impact of Catastrophes	1.7%	0.3%	0.4%	0.4%	0.3%	1.0%	0.2%

Net Written Premiums	$598.0	$627.5	$614.6	$655.0	$643.4
% Chg Prior Year Same Qtr	-7.1%	-6.2%	-4.1%	-3.1%	-2.9%

Net Earned Premiums	$615.0	$625.0	$643.3	$653.8	$657.0
% Chg Prior Year Same Qtr	-6.4%	-3.9%	-3.6%	-3.3%	-3.9%

Policies In Force (000's)	1,612.0	1,649.5	1,681.8	1,708.7	1,729.0
% Chg Prior Year Same Qtr	-6.8%	-5.2%	-3.4%	-2.4%	-2.7%

Retention—Voluntary Auto	78.6%	79.5%	80.2%	80.4%	80.1%

New Business Policies (000's)	65.3	68.5	74.2	82.2	84.3
% Chg Prior Year Same Qtr	-22.5%	-24.5%	-14.4%	0.2%	7.8%

PROPERTY

Underwriting Profit (Loss)	$(1.6)	$11.4	$24.4	$19.8	$37.1	$9.8	$81.9

Loss and LAE Ratio	72.5%	66.0%	59.8%	63.3%	54.5%	69.3%	53.7%
Expense Ratio	28.1	29.3	30.2	28.4	29.5	28.7	28.5

Combined Ratio	100.6%	95.3%	90.0%	91.7%	84.0%	98.0%	82.2%

Impact of Catastrophes	14.3%	6.6%	13.6%	10.4%	4.3%	10.5%	2.0%

Net Written Premiums	$284.5	$221.7	$235.9	$271.9	$259.2
% Chg Prior Year Same Qtr	9.8%	7.9%	4.9%	5.1%	4.4%

Net Earned Premiums	$248.6	$243.1	$243.4	$239.4	$232.8
% Chg Prior Year Same Qtr	6.8%	7.2%	5.5%	4.8%	2.6%

Policies In Force (000's)	1,534.5	1,510.5	1,486.5	1,460.6	1,431.4
% Chg Prior Year Same Qtr	7.2%	8.0%	8.4%	7.6%	6.8%

Retention—Homeowners	86.4%	86.7%	86.6%	86.1%	85.4%

New Business Policies (000's)	81.3	71.8	76.2	85.5	83.9
% Chg Prior Year Same Qtr	-3.1%	-0.4%	12.9%	9.2%	46.9%

SPECIALTY

Underwriting Profit (Loss)	$4.0	$8.0	$8.0	$(4.3)	$5.3	$12.0	$14.0

Loss and LAE Ratio	59.8%	43.6%	45.0%	87.6%	52.9%	51.8%	46.2%
Expense Ratio	27.2	29.5	28.4	26.8	28.7	28.3	28.7

Combined Ratio	87.0%	73.1%	73.4%	114.4%	81.6%	80.1%	74.9%

Impact of Catastrophes	2.2%	1.1%	0.3%	0.7%	-0.1%	1.7%	-1.4%

Safeco Corporation – July 29, 2008 – Page SS-13

Safeco Property & Casualty

Safeco Business Insurance (SBI)

(In millions)

	2ND QTR 2008	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	YTD 2008	YTD 2007
SAFECO BUSINESS INSURANCE

Underwriting Profit (Loss)	$(0.6)	$25.0	$38.5	$51.0	$51.9	$24.4	$100.8

Loss and LAE Ratio	67.4%	61.2%	56.5%	54.5%	53.3%	64.3%	54.2%
Expense Ratio	32.8	32.3	33.7	32.7	33.3	32.5	32.7

Combined Ratio	100.2%	93.5%	90.2%	87.2%	86.6%	96.8%	86.9%

Impact of Catastrophes	5.3%	1.1%	2.4%	1.9%	0.2%	3.2%	0.3%

SBI REGULAR

Underwriting Profit (Loss)	$(0.8)	$15.3	$26.1	$38.1	$31.8	$14.5	$67.6

Loss and LAE Ratio	67.5%	62.7%	58.4%	55.8%	57.0%	65.2%	56.8%
Expense Ratio	32.7	32.6	33.7	32.7	33.2	32.6	32.6

Combined Ratio	100.2%	95.3%	92.1%	88.5%	90.2%	97.8%	89.4%

Impact of Catastrophes	4.7%	1.1%	2.7%	0.8%	0.2%	2.9%	0.2%

Net Written Premiums	$328.6	$323.9	$310.9	$329.7	$354.4
% Chg Prior Year Same Qtr	-7.3%	-1.6%	2.9%	6.9%	4.9%

Net Earned Premiums	$322.3	$324.5	$330.6	$331.0	$322.4
% Chg Prior Year Same Qtr	0.0%	3.4%	4.7%	6.7%	3.9%

Policies In Force (000's)	504.2	510.6	514.5	513.6	512.2
% Chg Prior Year Same Qtr	-1.6%	1.0%	2.5%	3.0%	2.8%

Retention	79.4%	81.7%	81.5%	81.9%	81.7%

New Business Policies (000's)	25.1	25.6	25.6	28.3	31.8
% Chg Prior Year Same Qtr	-21.1%	-13.5%	-5.2%	3.7%	13.2%

SBI SPECIAL ACCOUNTS FACILITY

Underwriting Profit	$0.2	$9.7	$12.4	$12.9	$20.1	$9.9	$33.2

Combined Ratio	99.7%	84.3%	80.6%	80.6%	69.5%	91.8%	74.7%

Impact of Catastrophes	8.5%	0.9%	1.0%	7.6%	0.6%	4.6%	0.5%

Safeco Corporation – July 29, 2008 – Page SS-14

Safeco Property & Casualty

Surety, Other and Total

(In millions, except ratios)

	2ND QTR 2008	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	YTD 2008	YTD 2007
SURETY

Underwriting Profit	$54.7	$40.2	$34.7	$40.2	$37.3	$94.9	$73.1

Combined Ratio	44.9%	58.7%	62.8%	55.5%	56.4%	51.7%	56.8%

P&C OTHER

Underwriting Profit (Loss)	$(7.9)	$8.7	$3.7	$(16.5)	$(5.2)	$0.8	$(21.3)

TOTAL PROPERTY & CASUALTY

Underwriting Profit	$82.2	$96.4	$90.3	$106.5	$143.7	$178.6	$283.0

Loss and LAE Ratio	65.3%	64.8%	64.4%	64.5%	61.5%	65.1%	61.8%
Expense Ratio	28.7	28.2	29.2	28.0	28.2	28.4	28.0

Combined Ratio (CR)	94.0%	93.0%	93.6%	92.5%	89.7%	93.5%	89.8%

Impact of Catastrophes	4.8	1.6	3.3	2.6	0.5	3.2	0.2

CR excluding Catastrophes	89.2%	91.4%	90.3%	89.9%	89.2%	90.3%	89.6%

Impact of PY Reserve Development	3.2	1.4	3.8	1.6	1.7	2.3	1.7

CR excluding Cat and Development	92.4%	92.8%	94.1%	91.5%	90.9%	92.6%	91.3%

	2ND QTR 2008	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	YTD 2008	YTD 2007
Catastrophes
SPI—Auto	$10.2	$1.9	$2.7	$2.9	$1.9	$12.1	$2.6
SPI—Property	35.7	16.1	33.0	25.0	9.9	51.8	9.1
SPI—Specialty	0.7	0.3	0.1	0.2	—	1.0	(0.8)
SBI—Regular	15.2	3.7	8.8	2.5	0.5	18.9	1.5
SBI—Special Accounts Facility	5.0	0.5	0.6	5.1	0.4	5.5	0.6
P&C Other	0.1	0.3	0.1	0.8	(6.0)	0.4	(7.6)

Total	$66.9	$22.8	$45.3	$36.5	$6.7	$89.7	$5.4

Safeco Corporation – July 29, 2008 – Page SS-15

Safeco Property & Casualty

Favorable (Unfavorable) Prior-Year Reserve Development

(In millions)

	2ND QTR 2008	1ST QTR 2008	4TH QTR 2007	3RD QTR 2007	2ND QTR 2007	YTD 2008	YTD 2007
Prior-Year Reserve Development

Safeco Personal Insurance
Auto	$9.1	$0.7	$14.4	$0.5	$6.2	$9.8	$5.5
Property	2.8	(2.1)	0.6	(0.7)	(4.8)	0.7	10.2
Specialty	—	(0.1)	—	(5.0)	0.3	(0.1)	1.8

Total SPI	11.9	(1.5)	15.0	(5.2)	1.7	10.4	17.5

Safeco Business Insurance
SBI Regular	12.4	0.4	12.5	14.2	9.0	12.8	10.3
SBI Special Accounts Facility	4.9	3.8	3.4	6.3	12.0	8.7	16.5

Total SBI	17.3	4.2	15.9	20.5	21.0	21.5	26.8

Surety	23.0	13.8	16.1	7.1	6.6	36.8	22.8
P&C Other	(6.9)	2.4	5.9	0.3	(5.9)	(4.5)	(19.1)

Total Property & Casualty	$45.3	$18.9	$52.9	$22.7	$23.4	$64.2	$48.0

Impact on Combined Ratio	3.2	1.4	3.8	1.6	1.7	2.3	1.7

Safeco Corporation – July 29, 2008 – Page SS-16

Safeco Corporation

Productivity Measures

	2ND	1ST	4TH	3RD	2ND
	QTR	QTR	QTR	QTR	QTR
Metrics	2008	2008	2007	2007	2007
PIF / FTE	609	595	593	596	583
Expense * / PIF	$238	$237	$231	$231	$237

*	Expense represents annual (12 month trailing) G&A expense and paid UAE (loss handling expenses). It excludes commissions, legal defense costs, premium taxes and other expenses.

Safeco Property & Casualty

Statutory Information

(In millions, except ratios)

	Three Months Ended June 30		Six Months Ended June 30
Loss and Loss Adjustment Expense (LAE) Reserves	2008	2007	2008	2007
Loss and LAE Reserves, Beginning of Period	$4,693.0	$4,688.4	$4,730.0	$4,737.1
Net Losses and LAE Incurred	899.8	862.5	1,799.3	1,715.2
Net Losses and LAE Paid	(840.6)	(880.9)	(1,777.1)	(1,782.3)

Loss and LAE Reserves, End of Period	$4,752.2	$4,670.0	$4,752.2	$4,670.0

	2ND	1ST	4TH	3RD	2ND
	QTR	QTR	QTR	QTR	QTR
P&C Balance Sheet	2008*	2008	2007	2007	2007
Total Capital and Surplus **	$2,833.6	$2,854.7	$2,924.1	$3,145.9	$3,517.1
Ratio of Net Written Premiums (Annualized) to Total Capital and Surplus **	1.98	1.91	1.93	1.83	1.63

*	Estimated Surplus
**	We received approval from state regulators for special dividends totaling $700 million which were paid by our insurance subsidiaries to Safeco Corporation on August 15, 2007. Surplus at the end of 2nd quarter 2007 reflected an accrual of $380 million of these special dividends that had been approved by June 30, 2007. Surplus at the end of 3rd quarter 2007 reflected the remaining special dividend payment of $320 million.

Safeco Corporation – July 29, 2008 – Page SS-17

Safeco Corporation

Investment Portfolio

(In millions)

	6/30/2008%			12/31/2007%
Investment Portfolio (Market Value)
Fixed Maturities—Taxable	$2,670.1	30.3		$2,998.2	32.6
Fixed Maturities—Nontaxable	4,737.4	53.7		4,765.7	51.7
Marketable Equity Securities	1,345.9	15.3		1,402.6	15.2

Total Fixed Maturities & Marketable Equity Securities	8,753.4	99.3		9,166.5	99.5
Short-Term Investments	12.5	0.1		—	—
Other Invested Assets	53.2	0.6		48.6	0.5

Total Investment Portfolio	$8,819.1	100.0		$9,215.1	100.0

	6/30/2008			12/31/2007
Rating (Market Value)—Fixed Maturities
AAA	38.9%			58.9%
AA	33.5			15.8
A	13.5			12.2
BBB	9.0			8.5

Total Investment Grade	94.9			95.4

BB or lower	3.1			2.9
Not Rated	2.0			1.7

Total Below Investment Grade & Not Rated	5.1			4.6

Total	100.0%			100.0%

Average Rating	AA -			AA

	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
P&C Pretax Investment Income	$109.5	$109.2	$109.6	$111.4	$120.1
Tax Rate on P&C Investment Income	18.6%	17.9%	18.4%	19.3%	20.5%
Pretax Investment Income	$112.2	$111.6	$114.0	$117.3	$128.2
Tax Rate on Investment Income	18.9%	18.2%	18.9%	20.0%	21.3%

Fixed Maturities at Cost	$7,446.4	$7,469.4	$7,615.2	$7,754.8	$8,429.5
Fixed Maturities at Market	7,407.5	7,485.4	7,763.9	7,876.7	8,485.8
Marketable Equity Securities at Cost	1,108.1	1,091.3	993.2	811.2	1,040.9
Marketable Equity Securities at Market	1,345.9	1,375.4	1,402.6	1,289.6	1,615.5

Total Cost	$8,620.2	$8,619.7	$8,657.0	$8,596.3	$9,500.8
Total Market	$8,819.1	$8,919.8	$9,215.1	$9,196.6	$10,131.7
% Fixed Maturities—Taxable (at market)	30.3%	31.8%	32.6%	34.6%	39.0%
% Fixed Maturities—Nontaxable (at market)	53.7%	52.2%	51.7%	51.1%	44.8%
% Marketable Equity Securities (at market)	15.3%	15.4%	15.2%	14.0%	15.9%
% Short-Term Investments	0.1%	0.1%	—	—	—
% Other	0.6%	0.5%	0.5%	0.3%	0.3%

P&C Market YTM on Fixed Maturities Portfolio	4.97%	4.86%	4.92%	4.98%	5.15%
P&C Book YTM on Fixed Maturities Portfolio	5.21%	5.29%	5.35%	5.30%	5.29%
P&C Duration of Fixed Maturities-revised calculation [1]	5.20	5.57	4.82	4.64	4.51
P&C Duration of Fixed Maturities-previous calculation [2]	—	—	—	—	5.02

[1]	BlackRock, the manager of Safeco’s investment portfolio beginning on 7/2/07, uses a more sophisticated, modified option-adjusted effective duration for callable securities.
[2]	Safeco historically has used an effective duration calculation which estimated price movements for a small change in rates, but did not use an option-adjusted methodology.

	Three Months Ended June 30		Six Months Ended June 30
	2008	2007	2008	2007
Net Realized Investment Gains (Losses) (After Tax)
Gains on Securities Transactions	$34.6	$6.6	$58.5	$12.4
Impairments	(26.3)	(1.9)	(54.1)	(3.5)
Other	2.4	6.7	0.2	10.4

Total Net Realized Investment Gains (After Tax)	$10.7	$11.4	$4.6	$19.3

Safeco Corporation – July 29, 2008 – Page SS-18

Safeco Corporation

Capitalization

(In millions)

	6/30/2008	12/31/2007	12/31/2006
Debt
6.875%, due 7/15/07 (non callable)	$—	$—	$197.3
4.20%, due 2/1/08 (non callable) [1]	—	200.0	200.0
4.875%, due 2/1/10 (non callable)	300.0	300.0	300.0
7.25%, due 9/1/12 (non callable)	204.0	204.0	204.1
8.072% debentures due 2037 (Callable by Safeco at 104 in 2007)	—	—	348.6

Total Debt	$504.0	$704.0	$1,250.0

Equity	$3,384.9	$3,392.6	$3,927.9

Total Capital (Debt + Equity)	$3,888.9	$4,096.6	$5,177.9

Debt to Capital	13.0%	17.2%	24.1%
Debt to Equity	14.9%	20.8%	31.8%
Debt to Capital (excluding FAS 115)	12.9%	17.6%	25.0%
Debt to Equity (excluding FAS 115)	14.8%	21.4%	33.3%

[1]	We repaid $200.00 in principal amount of 4.20% senior notes that matured on February 1, 2008.

Safeco Corporation – July 29, 2008 – Page SS-19